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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference of our firm under the caption "Experts" and to the use of our report dated December 17, 1999, except for Notes 5 and 10 as to which the date is February 11, 2000, in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of inSilicon Corporation for the registration of 3,500,000 shares of its common stock.

    Our audits also included the financial statement schedule listed in
Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
March 17, 2000